Exhibit 99.1

NeoGenomics Reports Record Revenue of $76 Million with 17% Organic Revenue Growth in the Fourth Quarter

Ft. Myers, Florida - February 19, 2019 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the fourth quarter and full year 2018.

Fourth Quarter 2018 Highlights:
•Consolidated revenue increased 24.5% to $76.5 million
•Consolidated revenue increased 17.0% to $71.8 million, excluding Genoptix
•Clinical Services revenue increased 23.3% to $65.9 million
•Pharma Services revenue increased 32.6% to $10.6 million
•Gross profit increased 38.7% to $37.1 million
•Gross margin increased approximately 500 basis points to 48.5%

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “Fourth quarter results were excellent, and a strong finish to a great year for our company. We reported record revenue and EBITDA for the quarter, with high-teens organic revenue growth for the second consecutive quarter and continuing improvements in profitability and cash flow.

Both the Clinical and Pharma Services divisions performed well in Quarter 4. Clinical division growth of 23% was driven by strong organic revenue growth and fueled by the acquisition of Genoptix which was completed on December 10th. Key fundamental measures of test volume, revenue-per-test and cost-per-test all improved. Pharma Services division revenue grew by 33% and the backlog of signed contracts is at record levels.

We are also excited about our opportunities in the near and long-term. The integration of Genoptix is well underway, and we are more convinced than ever of the benefits of this combination. We continue to sign a number of big contracts with oncology practices, hospitals, payors, group purchasing organizations, and leading pharma and biotech companies, and our pipelines remain robust. The opportunities for future growth are strong, and we believe that NeoGenomics is in better competitive and financial position than ever before.”

Fourth Quarter Results

Consolidated Revenues for the fourth quarter of 2018 were $76.5 million, an increase of 24.5% over the same period in 2017, including $4.6 million related to the acquisition of Genoptix which was completed on December 10, 2018. Clinical genetic test volume(1) increased by 13.3% year over year. Average revenue per clinical test (“Revenue per Test”) increased by 8.8% to $333.  Excluding the impact of Genoptix, Revenue per Test increased by 5.6% to $323.

Consolidated gross profit improved by $10.3 million, or 38.7%, compared to the fourth quarter of 2017, to $37.1 million and consolidated gross margin improved by approximately 500 basis points year-over-year to 48.5%. Gross margin improvement was primarily driven by productivity gains, and cost efficiencies. Average cost-of-goods-sold per clinical genetic test (“Cost per Test”) decreased by 0.6%. Excluding the impact of Genoptix, Cost per Test decreased by 2.7%.

Consolidated operating expenses increased by $11.2 million, or 48.7% from the prior year, primarily due to higher payroll and payroll related costs as a result of an increased number of employees, increases in professional fees and $2.3 million related to transaction costs associated with the acquisition of Genoptix.

Net income in Quarter 4 was $0.4 million compared to net income of $4.5 million in the prior year’s fourth quarter.

Adjusted EBITDA(2) was $13.0 million in Quarter 4, a 30.3% increase from the prior year. Adjusted Net Income(2) was $5.5 million compared to Adjusted Net Income(2) of $3.2 million in the prior year.

Cash collections remained strong and clinical Days Sales Outstanding (“DSO”) improved by 7 days from the third quarter of 2018 to 77 days.

Full Year Results

Consolidated revenues for 2018 were $276.7 million, an increase of 15.2% over 2017, including $4.6 million related to the acquisition of Genoptix which was completed on December 10, 2018. Net income for 2018 was $2.6 million compared to net loss of $0.4 million in 2017. Adjusted EBITDA(2) for 2018 was $43.6 million, a 29.6% increase from the prior year. Adjusted Net Income(2) for 2018 was $17.9 million compared to Adjusted Net Income(2) of $7.9 million in the prior year.

	Impact of Genoptix (in thousands)
	Three Months Ended December 31, 2018
	Consolidated	Genoptix	Legacy NEO
Revenue	$76,475	$4,629	$71,846
Clinical Revenue per Test [1]	333	573	323
Cost of Revenue	39,364	2,029	37,335
Clinical Cost per Test [1]	170	257	167
Clinical Test Volume [1]	198,181	7,907	190,274
Net Income (Loss)	353	(334)	687
Adjusted EBITDA	12,998	288	12,710

2019 Financial Outlook:

NeoGenomics also issued 2019 guidance today (in millions, except per share amounts)

Guidance
Consolidated Revenue	$379 - $395
Net Income Available to Common Stockholders	($3) - $3
Adjusted EBITDA(2)	$49 - $53

Please also refer to the tables reconciling forecasted Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA to their closest GAAP equivalents in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1) Clinical tests exclude tests performed for Pharma Services customers.

(2) NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures,” and the basis for using these measures is explained in the section entitled “Basis for Non-GAAP Adjustments.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a web-cast and conference call to discuss their fourth quarter and full year results on Tuesday, February 19, 2019 at 8:30 AM EST. Interested investors should dial (866) 682-6100 (domestic) and (862) 298-0702 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM on February 26, 2019, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 42068. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or https://www.investornetwork.com/event/presentation/42068. An archive of the web-cast will be available until 08:30 AM on May 19, 2019.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP and CLIA certified laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad and Fresno California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2019 Financial Outlook.” These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Genoptix business and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2018. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

ASSETS	December 31, 2018	December 31, 2017 (Restated)
Cash and cash equivalents	$9,811	$12,821
Accounts receivable	76,919	60,427
Inventory	8,650	7,474
Other current assets	8,288	5,153
Total current assets	103,668	85,875
Property and equipment (net of accumulated depreciation of $50,127 and $40,530, respectively)	60,888	36,504
Intangible assets, net	140,029	74,165
Goodwill	197,892	147,019
Other assets	2,538	891
TOTAL ASSETS	$505,015	$344,454

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$46,753	$27,482
Short-term portion of capital leases and senior debt	14,172	8,989
Total current liabilities	60,925	36,471

Long-term portion of capital leases and senior debt	98,130	96,435
Income tax liability, net	22,457	6,688
Other long-term liabilities	3,060	283
Total long-term liabilities	123,647	103,406
TOTAL LIABILITIES	$184,572	$139,877

Series A Redeemable Convertible Preferred Stock	—	32,615
Stockholders' Equity	320,443	171,962
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$505,015	$344,454

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017 (Restated)	2018	2017 (Restated)
Net Revenue:
Clinical testing	$65,913	$53,456	$241,873	$213,097
Pharma services	10,562	7,966	34,868	27,154
Total revenue	76,475	61,422	276,741	240,251

Cost of revenue	39,364	34,660	149,476	138,295
Gross Profit	37,111	26,762	127,265	101,956

Operating Expenses:
General and administrative	25,717	16,642	84,822	70,359
Research and development	526	556	3,001	3,636
Sales and marketing	8,047	5,859	29,402	24,001
Loss on sale of PathLogic	—	—	—	1,058
Total operating expenses	34,290	23,057	117,225	99,054
Income From Operations	2,821	3,705	10,040	2,902

Interest expense, net	1,464	1,368	6,230	5,540
Other (income) expense	(46)	12	(14)	12
Income (loss) before taxes	1,403	2,325	3,824	(2,650)
Income tax expense (benefit)	1,050	(2,224)	1,184	(2,254)
Net Income (Loss)	353	4,549	2,640	(396)

Deemed dividends on preferred stock	—	911	10,198	3,645
Amortization of preferred stock beneficial conversion feature	—	1,780	(4,571)	6,902
Gain on redemption of preferred stock	—	—	(9,075)	—
Net Income (Loss) Attributable to Common Stockholders	$353	$1,858	$6,088	$(10,943)

Income (Loss) per Common Share:
Basic	$0.00	$0.02	$0.07	$(0.14)
Diluted	$0.00	$0.02	$0.07	$(0.14)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	93,270	86,676	85,618	79,426
Diluted	96,874	88,611	91,568	79,426

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Year Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2018	2017 (Restated)
Net income (loss)	$2,640	$(396)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15,804	15,596
Amortization of intangibles	5,928	6,995
Amortization of debt issue costs	542	440
Loss on disposal of assets	404	253
Loss on sale of Path Logic	—	1,058
Stock based compensation	6,955	6,441
Changes in assets and liabilities, net	12,513	(12,350)
NET CASH PROVIDED BY OPERATING ACTIVITIES	44,786	18,037

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(125,377)	—
Purchases of property and equipment	(14,310)	(13,690)
NET CASH USED IN INVESTING ACTIVITIES	(139,687)	(13,690)

CASH FLOWS FROM FINANCING ACTIVITIES
(Payments) advances on revolving credit facility	(20,400)	2,496
Redemption of preferred stock	(50,096)	—
Repayment of capital lease obligations, loans	(6,563)	(5,424)
Repayment of term loan	(4,500)	(3,753)
Proceeds from term loan	30,000	—
Payments of debt issue costs	(576)	—
Issuance of common stock, net	144,094	2,586
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	91,959	(4,095)
Effects of foreign exchange rate changes on cash and cash equivalents	(68)	44
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,010)	296

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	12,821	12,525
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,811	$12,821

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$6,511	$5,155
Income taxes paid, net of refunds	$(31)	$284

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease/loan obligations	$7,569	$5,728

Use of Non-GAAP Financial Measures
The Company's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company's business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company's financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company's recorded costs against its net revenue. In addition, the Company's definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and if applicable in a reporting period, (v) acquisition-related transaction expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period, (v) acquisition-related transaction expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics’ basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

Amortization of intangible assets - The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre- and post-acquisition.

Deemed dividends on preferred stock - GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock would be outstanding for its entire ten-year term. In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for "paid in kind" stock dividends in the early years. Since such implied dividends were not paid in cash, and since the Company believed that such preferred stock would have been redeemed within the first three years it was outstanding, before any significant dividends accrued under the contractual terms, the Company believed these non-cash expenses were not meaningful in evaluating the operating performance of the Company and it would have been misleading to not adjust for such expenses across reporting periods.

Amortization of preferred stock beneficial conversion feature - This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock. The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Loss on sale of business – The impact of disposals of assets or businesses have been excluded as these losses represent infrequent transactions that impact the comparability between operating periods. We believe the adjustment of these losses supplements the GAAP information by providing a measure that may be used to assess the sustainability of our operating performance.

Non-cash, stock-based compensation expenses - Because many of the company's full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees. Prior to ASU 2018-07, which we adopted in the second quarter of 2018, GAAP provided that variable stock- based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company's stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

Moving expenses - These expenses include costs associated with the move of our Houston, Texas facility in 2018 and the move of our Irvine, California facility in 2017 as well as restoring these facilities back to their original condition at the end of the lease terms. We are adjusting for these costs in Adjusted EBITDA as the moves were related to the Clarient acquisition and will not be annually recurring. Without adjusting for these expenses, the Company believes it would be difficult to compare financial results from operations across reporting periods on a consistent basis.

Acquisition and integration expenses - We incurred significant expenses in connection with our recent acquisition of Genoptix related to transaction costs and integration expenses. These expenses include acquisition-related transaction costs, consultants, severance, systems integration and conversion expenses, and other costs related to integration activities. In order to compare across periods on a consistent basis we believe it is appropriate to exclude these expenses.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017 (Restated)	2018	2017 (Restated)
Net Income (Loss) (GAAP)	$353	$4,549	$2,640	$(396)
Adjustments to Net Income (Loss):
Interest expense, net	1,464	1,368	6,230	5,540
Income tax expense (benefit)	1,050	(2,224)	1,184	(2,254)
Amortization of intangibles	1,672	1,794	5,928	6,995
Depreciation	4,327	3,856	15,804	15,596
EBITDA	8,866	9,343	31,786	25,481
Further Adjustments to EBITDA:
Facility moving expenses/other	—	—	2,486	620
Loss on sale of business	—	—	—	1,058
Acquisition and integration related expenses	2,325	—	2,325	—
Non-cash, stock-based compensation	1,807	629	6,955	6,441
Adjusted EBITDA (non-GAAP)	$12,998	$9,972	$43,552	$33,600

Reconciliation of GAAP Net Income Available to Common Stockholders to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017 (Restated)	2018	2017 (Restated)
Net Income (Loss) attributable to common stockholders (GAAP)	$353	$1,858	$6,088	$(10,943)
Adjustments to Net Income (loss) net of tax:
Amortization of intangibles	1,321	1,184	4,683	4,617
Deemed dividends on preferred stock	—	911	10,198	3,645
Amortization of preferred stock beneficial conversion feature	—	1,780	(13,646)	6,901
Non-cash stock-based compensation expenses	1,695	470	6,534	5,566
Loss on sale of business	—	—	—	698
Income tax benefit	—	(3,012)	—	(3,012)
Acquisition and integration related expenses	2,116	—	2,116	—
Facility moving expenses/other	—	—	1,964	409
Adjusted Net Income (non-GAAP)	$5,485	$3,191	$17,937	$7,881

Net income (loss) per common share (GAAP)
Diluted EPS	$0.00	$0.02	$0.07	$(0.14)
Adjustments to diluted income (loss) per share:
Amortization of intangibles	0.01	0.01	0.05	0.05
Deemed dividends on preferred stock	—	0.01	0.11	0.04
Amortization of preferred stock beneficial conversion feature	—	0.02	(0.15)	0.08
Non-cash stock based compensation expenses	0.02	0.01	0.07	0.06
Loss on sale of business	—	—	—	0.01
Income tax benefit	—	(0.03)	—	(0.03)
Acquisition and integration related expenses	0.02	—	0.02	—
Facility moving expenses/other	—	—	0.02	—
Rounding and impact of including preferred shares and stock options in Adj. Diluted Shares in net loss periods (3)	0.01	—	0.01	0.02
Adjusted Diluted EPS (non-GAAP)	$0.06	$0.04	$0.20	$0.09

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	93,270	88,611	85,618	79,426
Dilutive effect of options, restricted stock and preferred shares	3,604	—	5,950	8,179
Adjusted Diluted Shares outstanding (non-GAAP)	96,874	88,611	91,568	87,605

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(3) This adjustment is for rounding and in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, both of which are not included in GAAP Diluted Shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

GAAP net income available to common stockholders in 2019 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation (iii) acquisition and integration related expenses and non-recurring charges, (iv) other one-time charges. These charges have been included in GAAP net income available to common shareholders and GAAP net income per share; however, they have been removed from Adjusted Net Income and Adjusted Diluted Net Income per Share.

The following table reconciles our 2019 outlook for Net Income and EPS to the corresponding non-GAAP measures of Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2019
	Range
Net income (loss) attributable to common stockholders (GAAP)	$(3,000)	$3,000
Amortization of intangibles	11,000	11,000
Non-cash, stock-based compensation (4)	8,000	7,000
Acquisition and integration related expenses	4,000	2,000
Other one-time expenses	2,000	1,000
Adjusted Net Income (non-GAAP)	$22,000	$24,000
Interest and taxes	9,000	6,000
Depreciation	22,000	19,000
Adjusted EBITDA (non-GAAP)	$53,000	$49,000

Net income (loss) per diluted common share (GAAP)	$(0.03)	$0.03
Adjustments to diluted loss per share:
Amortization of intangibles	0.12	0.12
Non-cash, stock based compensation expenses	0.08	0.07
Acquisition and integration related expenses	0.04	0.02
Other one-time expenses	0.02	0.01
Adjusted Diluted EPS (non-GAAP)	$0.23	$0.25

Weighted average assumed shares outstanding in 2019:
Diluted Common Shares (GAAP)	95,511	95,511
Options and restricted stock not included in diluted shares	—	2,650
Adjusted diluted shares outstanding (non-GAAP)	95,511	98,161

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(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company's stock price in 2019 and no further stock-based awards requiring variable accounting in accordance with ASU 2018-07.

Supplemental Information
Pharma Revenue, Cost of Revenue and Gross Margin

	Three Months Ended December 31,			Year Ended December 31,
Pharma Operations:	2018	2017 (Restated)	% Change	2018	2017 (Restated)	% Change
Pharma Revenue	$10,562	$7,966	32.6%	$34,868	$27,154	28.4%
Cost of Revenue	$5,654	$4,730	19.5%	$21,179	$16,510	28.3%
Gross Margin	$4,908	$3,236	51.7%	$13,689	$10,644	28.6%

Supplemental Information
Clinical Genetic(5) Requisitions Received, Tests Performed, Revenue and Cost of Revenue (Unaudited, in thousands, except test and requisition data)

	Three Months Ended December 31,			Year Ended December 31,
Clinical Operations:	2018	2017 (Restated)	% Change	2018	2017 (Restated)	% Change
Requisitions received (cases)	115,915	102,714	12.9%	439,597	394,520	11.4%
Number of tests performed	198,181	174,918	13.3%	749,902	657,394	14.1%
Average number of tests/requisition	1.71	1.70	0.4%	1.71	1.67	2.4%

Total clinical genetic testing revenue	$65,913	$53,457	23.3%	$241,873	$209,584	15.4%
Average revenue/requisition	$569	$520	9.3%	$550	$531	3.6%
Average revenue/test	$333	$306	8.8%	$323	$319	1.2%

Cost of revenue	$33,710	$29,930	12.6%	$128,296	$117,838	8.9%
Average cost/requisition	$291	$291	(0.2)%	$292	$299	(2.3)%
Average cost/test	$170	$171	(0.6)%	$171	$179	(4.5)%

_____________________

(5)  Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

Supplemental Information
Quarterly Impact of ASU 606 Adoption
(in thousands)

	As Previously Reported
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$56,690	$59,791	$56,186	$59,079	$231,748
Pharma Services	4,986	6,299	6,866	8,713	26,863
Total Revenue	61,676	66,090	63,052	67,792	258,611
Gross Profit	27,196	31,178	28,810	33,132	120,316
Total operating expenses	27,311	29,864	32,172	28,645	117,992
Income (Loss) from Operations	(115)	1,314	(3,362)	4,487	2,324
Interest expense	1,364	1,411	1,398	1,368	5,540
Other expense	—	—	—	265	265
Income tax (benefit) expense	(825)	(54)	340	(2,096)	(2,635)
Net Income (Loss)	$(654)	$(43)	$(5,100)	$4,950	$(846)

	Adjustments due to adoption of accounting standard
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$(3,783)	$(4,244)	$(4,999)	$(5,623)	$(18,651)
Pharma Services	(465)	418	1,084	(747)	291
Total Revenue	(4,248)	(3,826)	(3,915)	(6,370)	(18,360)
Gross Profit (Loss)	(4,248)	(3,826)	(3,915)	(6,370)	(18,359)
Total operating expenses	(3,783)	(4,353)	(5,213)	(5,588)	(18,937)
Income (Loss) from Operations	(465)	527	1,298	(782)	578
Interest expense	—	—	—	—	—
Other expense	—	—	—	253	253
Income tax (benefit) expense	46	1	462	(128)	381
Net Income (Loss)	$(511)	$526	$836	$(401)	$450

	As Restated
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Net Revenue
Clinical Testing	$52,907	$55,547	$51,187	$53,456	$213,097
Pharma Services	4,521	6,717	7,950	7,966	27,154
Total Revenue	57,428	62,264	59,137	61,422	240,251
Gross Profit	22,948	27,352	24,895	26,762	101,957
Total operating expenses	23,528	25,511	26,959	23,057	99,055
Income (Loss) from Operations	(580)	1,841	(2,064)	3,705	2,902
Interest expense	1,364	1,411	1,398	1,368	5,540
Other expense	—	—	—	12	12
Income tax (benefit) expense	(779)	(53)	802	(2,224)	(2,254)
Net Income (Loss)	$(1,165)	$483	$(4,264)	$4,549	$(396)